SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


Current Report on Form 8-K Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   March 17, 1998                   Commission File:  0-9416



                     FRANKLIN CONSOLIDATED MINING, CO., INC.
             (Exact Name of Registrant as specified in its charter)


         Delaware                                        13-2879202
(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)


                   76 Beaver Street, New York, New York 10005
                    (Address of Principal Executive Offices)


Registrants Telephone Number
Including area code:              (212) 344-2828

Item 4. Changes in Registrants Certifying Accountant.

     On February 23, 1998, the Company notified J.H. Cohn, LLP ("J.H. Cohn") of its decision to dismiss the firm as its independent auditors. The decision to dismiss J.H. Cohn was approved by the Board of Directors of the Company.

Item 5. - Other Events

     Resignation of Vice-President of Finance: On February 20, 1998, Robert J. Levin resigned his position as Vice President of Finance effective on that date. The Board of Directors of the Company accepted the resignation.

Item 7. Financial Statements and Exhibits

     Financial Statements

          None

     Exhibits

          Press Release dated February 20, 1998


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FRANKLIN CONSOLIDATED MINING CO., INC.




Dated: March 17, 1998                       /s/ J. TERRY ANDERSON, PRESIDENT
                                            ------------------------------------
                                                J. Terry Anderson, President